Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial INFORMATION

The following unaudited pro forma condensed combined financial information and notes thereto present the unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020. The unaudited pro forma condensed combined financial information (“pro formas”) was prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”, in order to give effect to the Acquisition (as defined and described below) and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. All amounts herein are denominated in U.S. dollars unless indicated otherwise.

On September 13, 2021, Spire Global, Inc. (“Spire”) and exactEarth Ltd. (“exactEarth”) each entered into an Arrangement Agreement (“Agreement”) for Spire to acquire exactEarth for a combination of cash and Spire stock (“Acquisition”). The Acquisition was consummated on November 30, 2021 (“Acquisition Date”). All deferred stock unit (“DSUs”) awards of exactEarth were settled for $4.1 million following the consummation of the Acquisition with cash from the purchase consideration. Immediately prior to the consummation of the Acquisition, all other outstanding equity awards of exactEarth were converted to outstanding shares of common stock of exactEarth, as described further in Note 3 to the following unaudited pro forma condensed combined financial information and notes thereto. In connection with the Acquisition, each outstanding share of exactEarth common stock was exchanged for 0.1 shares of Spire common stock and $1.95505 in cash. Holders of exactEarth common stock received cash in lieu of fractional shares. As a result of the Acquisition, former exactEarth common stockholders, restricted share unit (“RSU”) holders and stock option holders, together, received $102.3 million in cash and 5,230,167 in shares of Spire common stock. The total consideration for the Acquisition was $131.9 million, comprised of (i) $109.6 million in cash and (ii) 5,230,167 in shares of Spire common stock valued at $22.3 million based on the closing trading price of Spire common stock as of the Acquisition Date. Of the $109.6 million paid in cash, $3.3 million related to acquisition fees of exactEarth paid by Spire upon the closing of the Acquisition. Of the $131.9 million total consideration for the Acquisition, $129.0 million was allocated to the net assets acquired and $2.9 million was treated as post-combination expense as described further in Note 3 to the following unaudited pro forma condensed combined financial information and notes thereto.

The unaudited pro formas are based on the following as adjusted to give effect to the Acquisition:

•
Spire’s audited consolidated financial statements for the year ended December 31, 2020, together with related notes, included in the final prospectus dated July 22, 2021 as filed with the Securities and Exchange Commission (“SEC”) on July 22, 2021 pursuant to Rule 424 (b)(3) under the Securities Act of 1933, as amended (“Form 424B3”);
•
Spire’s unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2021, together with related notes, contained in the Quarterly Report on Form 10-Q, as filed with the SEC on November 10, 2021;
•
exactEarth’s audited consolidated financial statements for the year ended October 31, 2020, together with related notes, incorporated by reference within Exhibit 99.1 in this Form 8-K/A; and
•
exactEarth’s unaudited condensed consolidated financial statements as of and for the nine months ended July 31, 2021, together with related notes, incorporated by reference within Exhibit 99.1 in this Form 8-K/A.

The unaudited pro forma condensed combined statements of operations (“pro forma statements of operations”) for the nine months ended September 30, 2021 (“2021 pro forma statement of operations”) and for the year ended December 31, 2020 (“2020 pro forma statement of operations”) give effect to the Acquisition as if it occurred on January 1, 2020. Due to differences in each reporting entity’s fiscal year end, the 2021 pro forma statement of operations includes the nine months ended September 30, 2021 for Spire and the nine months ended July 31, 2021 for exactEarth. The 2020 pro forma statement of operations includes the year ended December 31, 2020 for Spire combined with the year ended October 31, 2020 for exactEarth. The unaudited pro forma condensed combined balance sheet (“pro forma balance sheet”) gives effect to the Acquisition as if it occurred on September 30, 2021, the most recent published balance sheet of Spire and includes pro forma adjustments to exactEarth’s balance sheet as of July 31, 2021. The unaudited pro forma condensed combined financial information has been adjusted to include Acquisition adjustments, which reflect the application of the accounting required by generally accepted accounting principles in the United States (“U.S. GAAP”), applying the effects of the Acquisition to Spire’s historical consolidated financial statements. Certain non-recurring charges have been and may continue to be incurred in connection with the Acquisition, including among others, financial advisors, legal services and professional accounting services. These charges could affect the future results of Spire in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond 12 months from the Acquisition Date. Accordingly, the pro forma statement of operations for the year ended December 31, 2020 reflects the effects of these non-recurring transaction charges as the pro forma statement of operations has been prepared giving effect to the Acquisition as if it had been consummated on January 1, 2020. The pro forma statements of operations exclude any estimated impact of non-recurring integration costs or benefits from the Acquisition, including potential synergies that may be derived in future periods.

The allocation of the purchase price reflected in this unaudited pro forma condensed combined financial information has not been finalized mainly due to the period of time between the Acquisition Date and the date of this filing, and is based upon the best available information at the current time. A final determination of the fair values of the assets and liabilities will be based on the actual valuations of the tangible and intangible assets and liabilities that existed as of the date of the Acquisition. The completion of the final valuations, the allocation of the purchase price and the impact of ongoing integration activities could cause material differences in the information presented. For the preliminary estimate of fair values of assets acquired and liabilities assumed, Spire used customary valuation methods, including the income, market and cost approaches.

The estimated pro forma adjustments to record assets acquired and liabilities assumed at their fair values are preliminary. The final allocation of the purchase price will be determined at a later date and is dependent upon certain valuation and other studies that have not yet been finalized. The final determination will be completed as soon as practicable, but no later than one year after the consummation of the Acquisition. The final valuation of assets acquired and liabilities assumed may be materially different than the estimated values assumed in the unaudited pro forma condensed combined financial information. In particular, the final fair values of property and equipment, intangible assets, loans payable, and investments may be materially different than the estimated values assumed in the unaudited pro forma condensed combined financial information, which may result in material differences in goodwill and depreciation and amortization.

The Acquisition and the related adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial information. In the opinion of Spire’s management, all material adjustments have been made that are necessary to present fairly, in accordance with Article 11 of Regulation S-X of the SEC, the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information does not purport to be indicative of the combined company’s financial position or results of operations of the combined company that would have occurred if the Acquisition had been completed on the dates indicated, nor are they indicative of the combined company’s financial position or results of operations that may be expected for any future period or date.

Spire Global, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2021

			Transaction Accounting Adjustments
($ in thousands, except share and per share amounts)	Spire Historical for the Nine Months Ended September 30, 2021	exactEarth for the Nine Months Ended July 31, 2021 (U.S. GAAP) Note 2	Acquisition	Note 3	Accounting Policy & Reclassification Adjustments	Note 4	Total Pro Forma Combined
Revenue	$28,390	$13,717	$-		$-		$42,107
Cost of revenue	12,393	7,448	5,074	e	-		24,915
Gross profit	15,997	6,269	(5,074)		-		17,192
Operating expenses
Research and development	21,913	-	-		621	a	22,534
Sales and marketing	14,369	-	-		506	b	14,875
General and administrative	23,507	-	138	e	5,698	b	29,343
Selling, general and administrative	-	6,204	-		(6,204)	b	-
Product development and research and development	-	621	-		(621)	a	-
Depreciation and amortization	-	259	(259)	e	-		-
Total operating expenses	59,789	7,084	(121)		-		66,752
Income (loss) from operations	(43,792)	(815)	(4,953)		-		(49,560)
Other income (expense)
Interest income	6	34	-		-		40
Interest expense	(8,267)	(287)	-		-		(8,554)
Change in warrant liability fair value	(23,529)	-	-		-		(23,529)
Foreign exchange (loss) gain	-	(403)	-		403	d	-
Other income (expense)	(2,710)	(29)	(665)	l	(403)	d	(3,807)
Total other income (expense)	(34,500)	(685)	(665)		-		(35,850)
Income (loss) before income taxes	(78,292)	(1,500)	(5,618)		-		(85,410)
Income tax (benefit) provision	969	87	-		-		1,056
Net loss	$(79,261)	$(1,587)	$(5,618)		$-		$(86,466)

Weighted average shares outstanding of Class A common stock	37,389,424		5,230,167	h			42,619,591
Basic and diluted net loss per share (Class A common stock)	$(2.12)						$(2.03)

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

Spire Global, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2020

			Transaction Accounting Adjustments
($ in thousands, except share and per share amounts)	Spire Historical for the Year Ended December 31, 2020	exactEarth for the Year Ended October 31, 2020 (U.S. GAAP) Note 2	Acquisition	Note 3	Accounting Policy & Reclassification Adjustments	Note 4	Total Pro Forma Combined
Revenue	$28,490	$15,211	$(911)	i	$-		$42,790
Cost of revenue	10,285	9,949	315	d	702	e	28,262
			6,766	e
			245	f
Gross profit	18,205	5,262	(8,237)		(702)		14,528
Operating expenses
Research and development	20,751	-	347	d	711	a	22,127
			318	f
Sales and marketing	10,279	-	601	d	1,089	c	15,457
			3,246	e
			242	f
General and administrative	12,520	-	1,839	d	5,862	c	27,381
			184	e
			733	f
			6,243	k
Loss on satellite deorbit and launch failure	666	-	-		-		666
Selling, general and administrative	-	6,951	-		(6,951)	c	-
Product development and research and development	-	711	-		(711)	a	-
Depreciation and amortization	-	461	(461)	e	-		-
Loss on disposal and impairment	-	702	-		(702)	e	-
Total operating expenses	44,216	8,825	13,292		(702)		65,631
Loss from operations	(26,011)	(3,563)	(21,529)		-		(51,103)

Interest income	54	65	-		-		119
Interest expense	(6,773)	(984)	-		-		(7,757)
Foreign exchange (loss) gain	-	138	-		(138)	d	-
Share of equity investment loss	-	(358)	-		358	f	-
Other income (expense), net	626	-	(359)	l	138	d	47
					(358)	f
Total other income (expense), net	(6,093)	(1,139)	(359)		-		(7,591)
Loss before income taxes	(32,104)	(4,702)	(21,888)		-		(58,694)
Income tax (benefit) provision	400	118	-		-		518
Net loss	$(32,504)	$(4,820)	$(21,888)		$-		$(59,212)

Weighted average shares outstanding of Class A common stock	10,323,839		5,230,167	h			15,554,006
Basic and diluted net loss per share (Class A common stock)	$(3.15)						$(3.81)

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

Spire Global, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2021

			Transaction Accounting Adjustments
($ in thousands)	Spire Historical as of September 30, 2021	exactEarth as of July 31, 2021 (U.S. GAAP) Note 2	Acquisition	Note 3	Accounting Policy & Reclassification Adjustments	Note 4	Total Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$245,770	$5,646	$(109,592)	a	$-		$141,824
Accounts receivable, net	6,456	2,101	4,079	j	-		12,636
Contract assets	1,089	-	-		1,241	g	2,330
Unbilled revenue	-	1,241	-		(1,241)	g	-
Restricted cash, current	12,801	-	-		-		12,801
Prepaid expenses	-	1,214	-		(1,214)	k	-
Other current assets	-	264	-		(264)	k	-
Prepaid expenses and other current assets	10,227	-	-		1,478	k	11,705
Total current assets	276,343	10,466	(105,513)		-		181,296
Property and equipment, net	25,855	4,475	15,625	c	-		45,955
Customer relationships	-	-	24,399	b	-		24,399
Intangible assets, net	-	176	19,286	b	-		19,462
Investment	-	-	4,159	l	-		4,159
Goodwill	-	-	54,162	a	-		54,162
Other long-term assets	1,365	6,953	-		-		8,318
Total assets	$303,563	$22,070	$12,118		$-		$337,751
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,738	$-	$1,282	k	$273	l	$6,967
			674	k
Accounts payable and accrued expenses	-	4,188	-		(1,996)	h	-
					(273)	l
					(1,919)	m
Accrued wages and benefits	1,865	-	-		1,996	h	3,861
Contract liabilities, current portion	10,331	-	(911)	i	2,153	i	11,573
Warrant liability, current portion	22,582	-	-		-		22,582
Deferred revenue	-	2,153	-		(2,153)	i	-
Other accrued expenses	5,967	-	4,079	j	1,919	m	11,965
Total current liabilities	45,483	6,341	5,124		-		56,948
Earnout consideration	77,131	-	-		-		77,131
Long-term debt, non-current	45,221	-	-		3,995	j	49,216
Deferred income tax liabilities	287	-	-		-		287
Warrant liability	30,770	-	-		-		30,770
Loans payable	-	3,995	-		(3,995)	j	-
Long-term incentive plan liability	-	1,765	(1,765)	j	-		-
Other long-term liabilities	1,382	41	-		-		1,423
Total liabilities	200,274	12,142	3,359		-		215,775
Stockholders’ Equity
Common Stock, $0.0001 par value, Class A and Class B shares	15	-	1	g	-		16
Share capital	-	113,257	(113,257)	g	-		-
Additional paid-in capital	393,872	2,912	19,360	g	-		413,232
			(2,912)	g
Accumulated other comprehensive loss	(191)	(127)	127	g	-		(191)
Accumulated deficit	(290,407)	(106,114)	109,710	g	-		(291,081)
			(1,282)	g
			(674)	k
			(2,314)	g
Total stockholders’ equity	103,289	9,928	8,759		-		121,976
Total liabilities and stockholders’ equity	$303,563	$22,070	$12,118		$-		$337,751

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of Presentation

On September 13, 2021, Spire Global, Inc. (“Spire”) and exactEarth Ltd. (“exactEarth”) each entered into an Arrangement Agreement (“Agreement”) for Spire to acquire exactEarth for a combination of cash and Spire stock (“Acquisition”). The Acquisition was consummated on November 30, 2021 (“Acquisition Date”). All deferred stock unit (“DSUs”) awards of exactEarth were settled for $4.1 million following the consummation of the Acquisition with cash from the purchase consideration. Immediately prior to the consummation of the Acquisition, all other outstanding equity awards of exactEarth were converted to outstanding shares of common stock of exactEarth, as described further in Note 3 to the following unaudited pro forma condensed combined financial information and notes thereto. In connection with the Acquisition, each outstanding share of exactEarth common stock was exchanged for 0.1 shares of Spire common stock and $1.95505 in cash. Holders of exactEarth common stock received cash in lieu of fractional shares. As a result of the Acquisition, former exactEarth common stockholders, restricted share unit (“RSU”) holders and stock option holders, together, received $102.3 million in cash and 5,230,167 in shares of Spire common stock. The total consideration for the Acquisition was $131.9 million, comprised of (i) $109.6 million in cash and (ii) 5,230,167 in shares of Spire common stock valued at $22.3 million based on the closing trading price of Spire common stock as of the Acquisition Date. Of the $109.6 million paid in cash, $3.3 million related to acquisition fees of exactEarth paid by Spire upon the closing of the Acquisition. Of the $131.9 million total consideration for the Acquisition, $129.0 million was allocated to the net assets acquired and $2.9 million was treated as post-combination expense as described further in Note 3 to the following unaudited pro forma condensed combined financial information and notes thereto.

The unaudited pro formas are based on the following as adjusted to give effect to the Acquisition:

•
Spire’s audited consolidated financial statements for the year ended December 31, 2020, together with related notes, included in the final prospectus dated July 22, 2021 as filed with the Securities and Exchange Commission (“SEC”) on July 22, 2021 pursuant to Rule 424 (b)(3) under the Securities Act of 1933, as amended (“Form 424B3”);
•
Spire’s unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2021, together with related notes, contained in the Quarterly Report on Form 10-Q, as filed with the SEC on November 10, 2021;
•
exactEarth’s audited consolidated financial statements for the year ended October 31, 2020, together with related notes, incorporated by reference within Exhibit 99.1 in this Form 8-K/A; and
•
exactEarth’s unaudited condensed consolidated financial statements as of and for the nine months ended July 31, 2021, together with related notes, incorporated by reference within Exhibit 99.1 in this Form 8-K/A.

The unaudited pro forma condensed combined statements of operations (“pro forma statements of operations”) for the nine months ended September 30, 2021 (“2021 pro forma statement of operations”) and for the year ended December 31, 2020 (“2020 pro forma statement of operations”) give effect to the Acquisition as if it occurred on January 1, 2020. Due to differences in each reporting entity’s fiscal year end, the 2021 pro forma statement of operations includes the nine months ended September 30, 2021 for Spire and the nine months ended July 31, 2021 for exactEarth. The 2020 pro forma statement of operations includes the year ended December 31, 2020 for Spire combined with the year ended October 31, 2020 for exactEarth. The unaudited pro forma condensed combined balance sheet (“pro forma balance sheet”) gives effect to the Acquisition as if it occurred on September 30, 2021, the most recent published balance sheet of Spire and includes pro forma adjustments to exactEarth’s balance sheet as of July 31, 2021. The unaudited pro forma condensed combined financial information has been adjusted to include Acquisition adjustments, which reflect the application of the accounting required by generally accepted accounting principles in the United States (“U.S. GAAP”), applying the effects of the Acquisition to Spire’s historical consolidated financial statements. Certain non-recurring charges have been and may continue to be incurred in connection with the Acquisition, including among others, financial advisors, legal services and professional accounting services. These charges could affect the future results of Spire in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond 12 months from the Acquisition Date. Accordingly, the pro forma statement of operations for the year ended December 31, 2020 reflects the effects of these non-recurring transaction charges as the pro forma statement of operations has been prepared giving effect to the Acquisition as if it had been consummated on January 1, 2020. The pro forma statements of operations exclude any estimated impact of non-recurring integration costs or benefits from the Acquisition, including potential synergies that may be derived in future periods.

The allocation of the purchase price reflected in this unaudited pro forma condensed combined financial information has not been finalized mainly due to the period of time between the Acquisition Date and the date of this filing, and is based upon the best available information at the current time. A final determination of the fair values of the assets and liabilities will be based on the actual valuations of the tangible and intangible assets and liabilities that existed as of the date of the Acquisition. The completion of the final valuations, the allocation of the purchase price and the impact of ongoing integration activities could cause material differences in the information presented. For the preliminary estimate of fair values of assets acquired and liabilities assumed, Spire used customary valuation methods, including the income, market and cost approaches.

The estimated pro forma adjustments to record assets acquired and liabilities assumed at their fair values are preliminary. The final allocation of the purchase price will be determined at a later date and is dependent upon certain valuation and other studies that have not yet been finalized. The final determination will be completed as soon as practicable, but no later than one year after the consummation of the Acquisition. The final valuation of assets acquired and liabilities assumed may be materially different than the estimated values assumed in the unaudited pro forma condensed combined financial information. In particular, the final fair values of property and equipment, intangible assets, investments and loans payable may be materially different than the estimated values assumed in the unaudited pro forma condensed combined financial information, which may result in material differences in goodwill and depreciation and amortization.

exactEarth’s historical consolidated financial statements were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board, which differs in certain respects from U.S. GAAP. Adjustments were made to exactEarth’s historical consolidated financial statements to estimate the conversion from IFRS to U.S. GAAP as well as reclassifications to conform exactEarth’s historical presentation to Spire’s accounting presentation. These adjustments reflect Spire’s best estimates based upon the information available to date and are preliminary and subject to change once more detailed information is obtained.

exactEarth’s financial statements were presented in Canadian dollars. Accordingly, the following historical exchange rates were used to translate exactEarth’s financial statements and calculate certain adjustments to the pro forma financial information from Canadian dollars (CAD $) to U.S. dollars ($). These exchange rates may differ from future exchange rates which would have an impact on the pro forma financial information and would also impact the final purchase price consideration upon consummation of the Acquisition.

Average daily closing exchange rate for the year ended October 31, 2020:	$0.79494/CAD $
Average daily closing exchange rate for the year ended December 31, 2020:	$0.74588/CAD $
Average daily closing exchange rate for the nine months ended July 31, 2021:	$0.79466/CAD $
Closing exchange rate as of September 30, 2021:	$0.78604/CAD $

The historical financial statements of Spire and exactEarth have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to the accounting for the Acquisition under U.S. GAAP. The unaudited pro forma condensed combined financial information and related notes were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with Spire as the acquiror of exactEarth. ASC 805 requires, among other things, that the assets and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined financial information, the purchase consideration in the Acquisition has been allocated to the assets acquired and liabilities assumed of exactEarth based upon Spire management’s preliminary estimate of their fair values as of the Acquisition Date.

In the opinion of Spire’s management, all material adjustments have been made that are necessary to present fairly, in accordance with Article 11 of Regulation S-X of the SEC, the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information does not purport to be indicative of the combined company’s financial position or results of operations of the combined company that would have occurred if the Acquisition had been completed on the dates indicated, nor are they indicative of the combined company’s financial position or results of operations that may be expected for any future period or date.

Certain of exactEarth’s historical amounts have been reclassified to conform to Spire’s financial statement presentation, as described further in Note 4.

The accounting policies under U.S. GAAP used in the preparation of the unaudited pro forma condensed combined financial information are those set forth in Spire’s consolidated financial statements for the year ended December 31, 2020, together with related notes, on Form 424B3 dated July 22, 2021 as filed with the SEC on July 22, 2021, and in Spire’s unaudited condensed consolidated financial statements for the nine months ended September 30, 2021 as filed with the SEC on November 10, 2021.

The accounting policies of exactEarth under IFRS are as described in Note 2 to its historical consolidated financial statements, incorporated by reference within Exhibit 99.1 in this Form 8-K/A.

The preliminary conversion of the exactEarth consolidated financial statements from IFRS to U.S. GAAP, including the impact of conforming to U.S. GAAP accounting policies as applied by Spire, and the translation from Canadian dollar amounts into U.S. dollars is discussed further in Note 2 below.

For Spire, the Acquisition is deemed a nontaxable transaction and as such, the historical tax basis of the acquired assets and assumed liabilities, and other tax attributes of exactEarth carryover to Spire. Historically, exactEarth has recorded a valuation allowance against its net Canada and U.K. deferred tax assets. The deferred tax liability as a result of this Acquisition would be a future source of income to use against exactEarth’s deferred tax assets. As a result, the deferred tax liability from the Acquisition would be fully offset by historical deferred tax assets of exactEarth. For purposes of the pro forma financial information, a valuation allowance continues to be reflected against the remaining exactEarth’s net Canada and U.K. deferred tax assets due to the uncertainty surrounding realization. For purposes of the pro forma financial information, no adjustment to tax expense or benefit has been reflected since (i) a valuation allowance has been reflected against exactEarth net of Canada and U.K. deferred tax assets and (ii) no current tax liabilities are expected to be incurred due to exactEarth’s historical net operating loss and credit carryforwards. Because of the valuation allowance on remaining deferred tax assets after pro forma adjustments, there is no tax provision expense, deferred tax asset or deferred tax liability adjustments reflected in the unaudited pro forma condensed combined financial information.

Note 2. Adjustments to exactEarth’s Financial Statements

The financial information below illustrates the impact of estimated adjustments made to exactEarth’s historical financial statements prepared in accordance with IFRS, in order to present them on a basis consistent with Spire’s accounting presentation and policies under U.S. GAAP. Further review of exactEarth’s detailed accounting policies may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the financial statements of the combined company. However, at this time, Spire is not aware of any additional accounting policy or IFRS to U.S. GAAP differences that would have a material impact on the unaudited condensed combined pro forma financial information that are not reflected in the pro forma or IFRS to U.S. GAAP adjustments.

Unaudited Adjusted exactEarth Ltd. Statement of Operations

For the Nine Months Ended July 31, 2021 (In thousands)

		Reclassifications and IFRS to U.S. GAAP Adjustments (in Canadian Dollars)
	Historical exactEarth Ltd. IFRS (in Canadian Dollars)	Leases	Note 2	Convertible Debentures	Note 2	Data Rights	Note 2	SIF Loan	Note 2	exactEarth Ltd. U.S. GAAP (in Canadian Dollars)	exactEarth Ltd. U.S. GAAP (in U.S. Dollars)
Revenue	$17,262	$-		$-		$-		$-		$17,262	$13,717
Cost of revenue	8,439	-		-		681	c	252	d	9,372	7,448
Gross profit	8,823	-		-		(681)		(252)		7,890	6,269

Selling, general and administrative	7,688	120	a	-		-		-		7,808	6,205
Product development and research and development	781	-		-		-		-		781	621
Depreciation and amortization	525	(115)	a	-		(85)	c	-		325	258
Income (loss) from operations	(171)	(5)		-		(596)		(252)		(1,024)	(815)

Other expense	(36)	-		-		-		-		(36)	(29)
Foreign exchange (loss) gain	(507)	-		-		-		-		(507)	(403)
Interest income	43	-		-		-		-		43	34
Interest expense	(703)	(5)	a	198	b	-		149	d	(361)	(287)
Total other expenses	(1,203)	(5)		198		-		149		(861)	(685)
Income tax expense	109	-		-		-		-		109	87
Net income (loss)	$(1,483)	$(10)		$198		$(596)		$(103)		$(1,994)	$(1,587)

Unaudited Adjusted exactEarth Ltd. Statement of Operations

For the Year Ended October 31, 2020 (In thousands)

		Reclassifications and IFRS to U.S. GAAP Adjustments (in Canadian Dollars)
	Historical exactEarth Ltd. IFRS (in Canadian Dollars)	Leases	Note 2	Convertible Debentures	Note 2	Data Rights		Note 2	SIF Loan	Note 2	exactEarth Ltd. U.S. GAAP (in Canadian Dollars)	exactEarth Ltd. U.S. GAAP (in U.S. Dollars)
Revenue	$19,135	$-		$-		$-			$-		$19,135	$15,211
Cost of revenue	10,902	-		-		909	c		705	d	12,516	9,949
Gross profit	8,233	-		-		(909)			(705)		6,619	5,262

Selling, general and administrative	8,578	166	a	-		-			-		8,744	6,951
Product development and research and development	895	-		-		-			-		895	711
Depreciation and amortization	847	(153)	a	-		(114)		c	-		580	461
Loss on disposal and impairment	883	-		-		-			-		883	702
Income (loss) from operations	(2,970)	(13)		-		(795)			(705)		(4,483)	(3,563)

Foreign exchange (loss) gain	173	-		-		-			-		173	138
Share of equity investment loss	(450)	-		-		-			-		(450)	(358)
Interest income	82	-		-		-			-		82	65
Interest expense	(1,798)	(13)	a	440	b	-			134	d	(1,237)	(984)
Total other expenses	(1,993)	(13)		440		-			134		(1,432)	(1,139)
Income tax expense	148	-		-		-			-		148	118
Net income (loss)	$(5,111)	$(27)		$440		$(795)			$(571)		$(6,064)	$(4,820)

Unaudited Adjusted exactEarth Ltd. Balance Sheet

As of July 31, 2021 (In thousands)

		Reclassifications and IFRS to U.S. GAAP Adjustments (in Canadian Dollars)
	Historical exactEarth Ltd. IFRS (in Canadian Dollars)	Leases	Note 2	Convertible Debentures	Note 2	Data Rights	Note 2	SIF Loan	Note 2	Myriota IP	Note 2	exactEarth Ltd. U.S. GAAP (in Canadian Dollars)	exactEarth Ltd. U.S. GAAP (in U.S. Dollars)
Assets
Current assets:
Cash and cash equivalents	$7,041	$-		$-		$-		$-		$-		$7,041	$5,646
Accounts receivable, net	3,153	-		-		-		(533)	d	-		2,620	2,101
Unbilled revenue	1,547	-		-		-		-		-		1,547	1,241
Prepaid expenses	605	-		-		909	c	-		-		1,514	1,214
Other current assets	329	-		-		-		-		-		329	264
Total current assets	12,675	-		-		909		(533)		-		13,051	10,466
Property and equipment, net	5,037	(101)	a	-				644	d	-		5,580	4,475
Intangible assets, net	1,155	-		-		(757)	c	-		(179)	e	219	176
Other long-term assets	412	-		-		8,258	c	-		-		8,670	6,953
Total assets	$19,279	$(101)		$-		$8,410		$111		$(179)		$27,520	$22,070
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$5,315	$(92)	a	$-		$-		$-		$-		$5,223	$4,188
Deferred revenue	2,685	-		-		-		-		-		2,685	2,153
Total current liabilities	8,000	(92)		-		-		-		-		7,908	6,341
Loans payable	1,748	-		-		-		3,234	d	-		4,982	3,995
Long-term incentive plan liability	2,202	-		-		-		-		-		2,202	1,765
Other long-term liabilities	51	-		-		-		-		-		51	41
Total liabilities	12,001	(92)		-		-		3,234		-		15,143	12,142
Stockholders’ Equity
Share capital	138,936	-		2,295	b	-		-		-		141,231	113,257
Additional paid-in capital	1,332	-		2,299	b	-		-		-		3,631	2,912
Accumulated other comprehensive loss	(158)	-		-		-		-		-		(158)	(127)
Accumulated deficit	(132,832)	(9)	a	(4,594)	b	8,410	c	(3,123)	d	(179)	e	(132,327)	(106,114)
Total stockholders’ equity	7,278	(9)		-		8,410		(3,123)		(179)		12,377	9,928
Total liabilities and stockholders’ equity	$19,279	$(101)		$-		$8,410		$111		$(179)		$27,520	$22,070
a.
Leases

Under IFRS 16, Leases, exactEarth recorded a right of use (“ROU”) asset, lease liability and associated ROU asset depreciation as well as lease interest expense related to their headquarters lease in Cambridge, Ontario. As Spire accounts for leases under ASC 840, Leases, and since the lease would be classified as an operating lease, the ROU asset, depreciation and lease liabilities are removed as of the balance sheet date. The difference between the ROU asset less depreciation and the lease liability is due to the effects of the straight line depreciation method and effective interest method being used. This difference is reconciled with adjustments to lease expense and accumulated deficit.

b.
Convertible Debentures

Under IAS 32, Financial Instruments: Presentation, exactEarth evaluated the terms of the convertible debentures and determined that the instrument contained both a liability and an equity component. The liability component of the convertible debentures was measured at the fair value of a similar liability that does not have an associated equity conversion feature. The equity component was allocated to the residual difference between the fair value of the compound instrument (total proceeds) and the liability component. Based on the contractual terms of the instrument, under U.S. GAAP, no separation between liability and equity is required and the total proceeds were allocated entirely to the liability component and the equity component was therefore eliminated in exactEarth’s historical balance sheet as of July 31, 2021. The loan amount was increased to the amount of cash received for the purpose of recalculating the related interest expense using the updated effective rate of interest. The interest expense adjustments were reflected in the statements of operations for the nine months ended September 30, 2021 and year ended December 31, 2020. The convertible debentures were fully converted in February 2021 and the required adjustments were reflected within the equity section of the pro forma balance sheet.

c.
L3 Harris Technologies, Inc. Data License

In accordance with IAS 38, Intangible Assets (“IAS 38”), initial costs incurred to acquire exclusive access rights to data generated from satellites were capitalized by exactEarth. Under U.S. GAAP, the substance of the arrangement is considered to be a hosting arrangement where payments were made in advance to have access to data delivered through the cloud. These payments are not eligible for capitalization under Intangibles – Goodwill and Other - Internal-Use Software (Subtopic 350-40) (“ASC 350-40”) and should be treated as costs incurred under service contracts which are either expensed as incurred or recorded as prepaid expenses to the extent they are paid in advance. The amount originally capitalized under IAS 38 was significantly reduced as a result of impairment charges recognized in prior years. As such, the net book value included in intangible assets, net on exactEarth’s historical consolidated balance sheet as of July 31, 2021 has been removed, as well as the impact of impairment and amortization. Prepaid expenses have been adjusted by the amount paid in advance of services being rendered and the amortization period reflects the term of the hosting arrangement. Accordingly, the amortization expense relating to the intangible asset was reversed in the pro forma statements of operations for the nine months ended September 31, 2021 and the year ended December 31, 2020 and amortization of the prepayments have been recorded to cost of revenue in accordance with ASC 350-40.

d.
Strategic Innovation Fund Loan (“SIF”)

Under IAS 20, Accounting for Government Grants and Disclosure, exactEarth initially measured low-interest or interest-free loans from a government at fair value and subsequently recognized interest expense on the loan under the effective interest method. The difference between the fair value at inception and the loan proceeds received was recorded as a government grant. The grant portion was split between operating costs and capital costs based on the costs to which the loan related. The grant related to capital costs was recognized as a reduction to the carrying amount of an eligible asset and realized over the life of the asset as reduced amortization expense. The grant related to operating costs was recognized in cost of revenue. In addition, exactEarth recorded a receivable related to expenses incurred prior to July 31, 2021. Under U.S. GAAP, loans from a government should be considered as a debt instrument and interest may not be imputed on low-interest or interest-free government loans. Therefore, the loan amount has been increased to the amount of cash received and the subsequent interest expense and reduction to cost of revenue and property and equipment have been eliminated to conform with U.S. GAAP. The receivable from the SIF has also been removed as any related expenses incurred are recorded as additional debt once the funding is received in accordance with U.S. GAAP.

e.
Myriota Licensed Intellectual Property ("IP")

Under IAS 38, when it is probable that the acquired asset is expected to have future economic benefits, and the cost of the asset can be measured reliably, the asset shall be treated as an intangible asset. Under U.S. GAAP, costs to acquire in-process research and development assets shall be recorded as research expense at inception if it lacks a future alternative use, in accordance with ASC 730, Research and Development. All research and development costs presented by exactEarth under IFRS have been reclassified from the financial statement line-item intangible assets, net to conform to the presentation applied by Spire in accordance with U.S. GAAP. Refer to Note 4 for the reclassification adjustments.

Note 3. Pro Forma Adjustments Related to the Acquisition

a.
Purchase Price and Preliminary Purchase Price Allocation

Purchase Price

Total consideration transferred in the Acquisition was $131.9 million, of which $129.0 million is attributable to the purchase price and $2.9 million will be recorded in the post-combination financial statements. The unaudited pro forma condensed combined financial information reflects the preliminary allocation of the purchase consideration to exactEarth’s identifiable net assets acquired. The preliminary allocation of purchase consideration in this unaudited pro forma condensed combined financial information is based upon a purchase price of $129.0 million. The calculation of the purchase price related to the Acquisition is as follows:

(in thousands, except share amounts)
exactEarth share purchase at November 30, 2021 (1)	5,230,167
Total value of Spire shares issued (2)	$22,333
Total cash consideration paid (3)	109,592
Post-combination expense (4)	(2,972)
Total purchase consideration	$128,953

1)
Represents 49,846,220 exactEarth common shares outstanding as of the Acquisition Date, or 4,984,225 Spire shares, combined with exactEarth common shares issued in relation to the replacement awards. These include 1,000,471 common shares for the effective net-share settlement of outstanding exactEarth stock options that were in-the-money as of the Acquisition Date, or 100,047 Spire shares, and 1,459,034 exactEarth common shares for outstanding restricted share units, or 145,895 Spire common shares.
2)
Total value of Spire shares issued was based on 5,230,167 shares of Spire common stock at a closing price of $4.27 on the Acquisition Date.
3)
The cash portion of the purchase consideration transferred is comprised of the following: (i) $1.95505 for each share of outstanding exactEarth common stock (49,846,220 shares), (ii) $1.95505 for each share of outstanding exactEarth common stock issued in exchange for the vested and unvested net-share settled in-the-money stock options based on exactEarth’s share reference price as defined in the Agreement (1,000,471 shares), (iii) $1.95505 for each share of outstanding exactEarth common stock issued in exchange for the vested and unvested RSUs (1,459,034 RSUs), (iv) $2.4224 for each DSU (1,684,088 DSUs), (v) payment in lieu of fractional shares $1,943, and (vi) $3.3 million of exactEarth acquisition fees paid by Spire upon the closing of the Acquisition.
4)
As discussed below, $2.9 million was treated as post-combination expense in connection with the replacement of exactEarth’s outstanding equity awards. This amount has been reflected in the pro forma statement of operations for the year ended December 31, 2020.

Preliminary Purchase Price Allocation

The preliminary purchase price allocation to assets acquired and liabilities assumed is provided throughout these notes to the unaudited pro forma condensed combined financial information. The following table provides a summary of the preliminary purchase price allocation by major category of assets acquired and liabilities assumed based on Spire management’s preliminary estimate of their respective fair values as of the Acquisition Date (in thousands):

Allocation of total estimated purchase consideration:

Estimated fair values of net assets acquired:
Cash and cash equivalents	$5,646
Accounts receivable	6,180
Contract assets	1,241
Prepaid expenses and other current assets	1,478
Property and equipment	20,100
Goodwill	54,162
Customer relationships	24,399
Intangibles	19,462
Investment	4,159
Other assets	6,953
Total assets acquired	143,780

Accounts payable	1,555
Accrued expenses	7,994
Contract liabilities	1,242
Long-term debt	3,995
Other long-term-liabilities	41
Total liabilities assumed	14,827

Net assets acquired	$128,953

The estimated pro forma adjustments to record assets acquired and liabilities assumed at their fair values are preliminary. The final allocation of the purchase price will be determined at a later date and is dependent upon certain valuation and other studies that have not yet been finalized. The final determination will be completed as soon as practicable, but no later than one year after the consummation of the Acquisition. The final valuation of assets acquired and liabilities assumed may be materially different than the estimated values assumed in the unaudited pro forma condensed combined financial information. For the preliminary estimate of fair values of assets acquired and liabilities assumed, Spire used customary valuation methods, including the income, market and cost approaches.

Treatment of exactEarth Equity Awards

exactEarth Stock Options

Upon closing of the Acquisition, each outstanding stock option of exactEarth that was in-the-money, vested or unvested, was net share-settled and exchanged for one fully vested share of exactEarth’s common stock which was immediately converted to one share of Spire’s common stock at a conversion rate of 0.1. This resulted in accelerated vesting for some stock options. Each holder also received $1.95505 per share of exactEarth common stock in cash. All stock options out-of-the-money were cancelled.

Exchanges of share-based payment awards in conjunction with a business combination are modifications of share-based payment awards in accordance with ASC Topic 718, Share-based Payments. Based on management's assessment of the modification and the provisions of ASC 805, incorporating exactEarth and Spire's closing stock prices and the Canadian dollar to U.S. dollar conversion rate on the Acquisition Date, $1.3 million relating to pre-combination service was treated as purchase consideration and $1.0 million relating to post-combination service was immediately expensed in the post-combination financial statements.

exactEarth RSUs

Upon closing of the Acquisition, vesting of all exactEarth outstanding restricted stock unit awards was accelerated and each RSU was exchanged for one fully vested share of exactEarth common stock which was immediately converted to one share of Spire’s common stock at a conversion rate of 0.1. Each RSU holder also received $1.95505 per share of exactEarth common stock in cash.

Based on management's assessment of the modification and the provisions of ASC 805, incorporating exactEarth and Spire's closing stock prices and the Canadian dollar to U.S. dollar conversion rate on the Acquisition Date, $1.8 million relating to pre-combination service was treated as purchase consideration and $1.7 million relating to post-combination service was immediately expensed in the post-combination financial statements.

exactEarth DSUs

All DSUs were fully vested upon initial issuance by exactEarth. Subsequent to the closing of the Acquisition, each DSU was cash-settled for $2.4224.

Based on management’s assessment of the modification and the provisions of ASC 805, incorporating exactEarth and Spire’s closing stock price and the Canadian dollar to U.S. dollar conversion rate on the Acquisition Date, $3.9 million relating to pre-combination service was treated as purchase consideration and $0.2 million relating to post-combination service was immediately expensed in the post-combination financial statements.

Balance Sheet and Statements of Operations

The pro forma adjustments reflect the effect of the Acquisition on Spire’s and exactEarth’s historical consolidated balance sheet as if the Acquisition occurred on September 30, 2021. The pro forma adjustments reflect the effect of the Acquisition on Spire’s and exactEarth’s historical consolidated statements of operations as if the Acquisition occurred on January 1, 2020.

b.
Intangible Assets

The fair values of identified intangible assets, including the related amortization of the fair values for the nine months ended September 30, 2021 and the year ended December 31, 2020 have been estimated as follows:

	Fair Value	Estimated Useful Life	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
	($ in thousands)	(in years)	($ in thousands)	($ in thousands)
Trade names	$2,350	5	$353	$470
Developed technology	13,866	12	867	1,156
Backlog	3,246	1	-	3,246
Customer relationships	24,399	12	1,525	2,033
Total acquired identifiable intangible assets	43,861		$2,745	$6,905
Less: exactEarth's historical net book value	176
Adjustment to intangible assets	$43,685

c.
Property and Equipment

The fair values of property and equipment, including the related depreciation of the fair values as of and for the nine months ended September 30, 2021 and the year ended December 31, 2020 have been estimated as follows:

	Fair Value	Estimated Useful Life	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
	($ in thousands)	(years)	($ in thousands)	($ in thousands)
Satellites	$19,503	6.6	$2,329	$3,107
Building improvements	5	1.0	3	5
Computer hardware	564	3.6	129	172
Furniture and fixtures	28	4.0	5	7
Total property and equipment	20,100		$2,466	$3,291
Less: exactEarth's historical net book value	4,475
Adjustment to property and equipment	$15,625

d. exactEarth Equity Replacement Awards

As described in Note 3(a) above, in connection with the Acquisition, a portion of the fair value of the replacement awards was treated as post-combination expense that is immediately recognized upon replacement. The post-combination expense of $2,972, including applicable employer payroll tax of $0.1 million recognized subsequent to the consummation of the Acquisition has been reflected in the pro forma statement of operations for the year ended December 31, 2020 as follows:

($ in thousands)	Year Ended December 31, 2020
Cost of revenue	$315
Research and development	347
Sales and marketing	601
General and administrative	1,839
Total	$3,102

e.
Depreciation and Amortization of Acquired Assets

Based on the estimated fair values of identifiable, amortizable intangible assets and property and equipment, the following adjustments to depreciation and amortization have been included in the pro forma statements of operations for the nine months ended September 30, 2021 and year ended December 31, 2020:

($ in thousands)	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Amortization of identifiable definite lived intangible assets included in cost of revenue	$2,744	$3,659
Amortization of identifiable definite lived intangible assets included in sales and marketing	-	3,246
Depreciation of property and equipment included in general and administrative	138	184
Depreciation of property and equipment included in cost of revenue	2,330	3,107
Total calculated depreciation and amortization	5,212	10,196
Less: exactEarth’s historical depreciation and amortization	259	461
Pro forma adjustment to depreciation and amortization	$4,953	$9,735

f.
Retention Bonuses

In relation to the Acquisition, Spire distributed $1.5 million in retention bonuses to exactEarth employees for continued service for a certain period of time post-Acquisition. The bonuses amortize over a six-month period and will be treated as post-combination compensation expense. The full amount of expense for the retention bonuses, including applicable employer payroll tax, has been reflected in the pro forma statement of operations for the year ended December 31, 2020 as follows:

($ in thousands)	Year Ended December 31, 2020
Cost of revenue	$245
Sales and marketing	242
General and administrative	733
Research and development	318
Total	$1,538

g.
Stockholders’ Equity (Deficit)

The estimated adjustments to total stockholders’ equity represent the increase in the DSU liability as explained in Note 3(j), accrual of additional transaction costs incurred subsequent to exactEarth’s balance sheet date as explained in Note 3(k), the issuance of Spire common stock, a component of the purchase consideration, and the elimination of exactEarth’s historical stockholders’ equity. These adjustments are summarized as follows:

	Acquisition
($ in thousands)	exactEarth's Equity (Deficit) as of July 31, 2021	Accrued Transaction Costs	DSU Liability	Adjusted exactEarth Equity (Deficit)	Elimination of exactEarth's Equity (Deficit)	Issuance of Stock	Total Acquisition Adjustments
Common stock, $0.0001 par value, Class A and Class B shares	$-	$-	$-	$-	$-	$1	$1
Common stock	113,257	-	-	113,257	(113,257)	-	(113,257)
Additional paid-in-capital	2,912	-	-	2,912	(2,912)	19,360	16,448
Accumulated other comprehensive loss	(127)	-	-	(127)	127	-	127
Accumulated deficit	(106,114)	(1,282)	(2,314)	(109,710)	109,710	-	109,710
Total entity stockholders' equity (deficit)	$9,928	$(1,282)	$(2,314)	$6,332	$(6,332)	$19,361	$13,029

h.
Weighted Average Shares Outstanding of Class A Common Stock

To give effect to the Acquisition as if it had occurred on January 1, 2020 for purposes of the pro forma statements of operations, the Spire shares of Class A common stock issued as part of the purchase consideration will be deemed outstanding for the nine months ended September 30, 2021 and year ended December 31, 2020 for purposes of determining the pro forma weighted average shares outstanding calculation which is included in pro forma basic and diluted net loss per share.

i.
Contract Liabilities

As part of the assignment of fair values, the contract liabilities of exactEarth were revalued as of September 30, 2021, resulting in a corresponding adjustment to revenue of $0.9 million in the pro forma statement of operations for the year ended December 31, 2020:

Fair Value
($ in thousands)
Contract liabilities	$1,242
Less: exactEarth's historical contract liabilities	2,153
Adjustment to contract liabilities	$(911)

j.
DSUs, a Component of Other Long-Term Liabilities

exactEarth records DSUs as a liability on the balance sheet which is marked-to-market each reporting period. As of the Acquisition Date, the DSU liability was $4.1 million and as of July 31, 2021, the DSU liability recorded in exactEarth’s balance sheet was $1.8 million. The cash payment from Spire to settle the DSU liability, as part of the purchase consideration, in the amount of $4.1 million was not received as of the Acquisition Date and as such, payment to settle the DSU liability was made subsequent to September 30, 2021 for purposes of the pro forma balance sheet. Accordingly, an adjustment of $4.1 million is recorded to accounts receivable in the pro forma balance sheet. An adjustment of $2.3 million to the DSU liability has also been recorded to reflect the mark-to-market adjustment as of the Acquisition Date. Additionally, the DSU liability balance of $4.1 million is reflected as a current liability in accrued expenses as the payment was made within a year of the Acquisition Date.

k.
Transaction Costs

Total transaction costs of $6.5 million are estimated to be incurred in connection with the Acquisition (using the spot rate as of September 30, 2021). As of this date, only a portion of these costs were recorded in the Spire historical balance sheet as of September 30, 2021 in accounts payable or accrued expense and in exactEarth’s balance sheet as of July 31, 2021 in accounts payable and accrued expenses. An adjustment of $2.0 million was made to accounts payable as of September 30, 2021 to reflect the liability for these transaction costs, of which $1.3 million relates to exactEarth and $0.7 million relates to Spire. In the nine months ended September 30, 2021, $1.3 million of transaction costs were recorded to general and administrative expenses on the statement of operations. An adjustment of $6.2 million was recorded to general and administrative expenses on the pro forma statement of operations for the year ended December 31, 2020 to reflect the total estimated transaction costs in connection with the Acquisition, using the average daily closing exchange rate for the year ended December 31, 2020. These transaction costs consist primarily of financial advisor fees, legal fees and professional accounting fees. It is assumed that these costs will not affect the combined statement of operations beyond twelve months after the closing date of the Acquisition.

l.
Investment in Myriota

exactEarth historically applied the equity method of accounting to account for the Myriota investment. The investment was recorded at $0 in exactEarth’s balance sheet as of July 31, 2021, which represented historical cost less exactEarth’s share of Myriota losses. Additionally, $0.4 million was recognized for its share of Myriota’s net loss in the FSLI share of equity investment loss for the year ended October 31, 2020. There was no loss recorded in the statement of operations for the nine months ended July 31, 2021. As part of the assignment of fair values, the investment was valued as of the Acquisition Date, resulting in an adjustment of $4.2 million to the pro forma balance sheet as of September 30, 2021. This adjustment reflects the difference resulting from application of the equity method of accounting and fair value method of accounting, as required under ASC 805.

Giving effect to the pro forma statements of operations as if the Acquisition occurred on January 1, 2020, adjustments of $0.7 million and $0.4 million were recorded for the nine months ended September 30, 2021 and year ended December 31, 2020, respectively, to reflect exactEarth’s share of Myriota’s net losses during those periods.

Note 4. Mapping and Policy Alignment Adjustments Related to the Acquisition

Except for the differences in reporting frameworks as described in Note 2 above, Spire management has determined that there were no significant accounting policy differences between Spire and exactEarth and, therefore, no adjustments are necessary to conform exactEarth financial statements to the accounting policies as applied by Spire in the preparation of the unaudited pro forma condensed combined financial information. This conclusion is subject to change as further assessment is performed and finalized for purchase accounting.

Certain historical balances of the Spire and exactEarth financial statement line items (“FSLI”) were reclassified to conform to the combined company presentation of the unaudited pro forma condensed combined financial information, as presented above. These reclassifications have no effect on previously reported total assets, total liabilities, stockholders’ equity or income (loss) of Spire and exactEarth.

Statements of Operations

a.
exactEarth’s product development and research and development expenses of $0.6 million and $0.7 million for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively, previously disclosed as separate FSLIs on exactEarth’s statements of operations, were reclassified to the research and development expense FSLI.
b.
exactEarth’s selling, general and administrative expenses of $6.2 million for the nine months ended September 30, 2021 were reclassified to the sales and marketing and general and administrative expense FSLIs based on the nature of the expense.
c.
exactEarth’s selling, general and administrative expenses of $7.0 million for the year ended December 31, 2020 were reclassified to the sales and marketing and general and administrative expense FSLIs based on the nature of the expense.
d.
exactEarth’s foreign exchange (loss) gain of $(0.4) million and $0.1 million for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively, previously disclosed as separate FSLIs on exactEarth’s statements of operations, were reclassified to the other income (expense), net FSLI.
e.
exactEarth’s loss on disposal and impairment of $0.7 million for the year ended December 31, 2020, previously disclosed as a separate FSLI on exactEarth’s statement of operations, was reclassified to the cost of revenue FSLI.
f.
exactEarth’s share of equity investment loss of $0.4 million for the year ended December 31, 2020, previously disclosed as a separate FSLI on exactEarth’s statement of operations, was reclassified to the other income (expense), net FSLI.

Balance Sheet

g.
exactEarth’s balance for unbilled revenue of $1.2 million previously disclosed as a separate FSLI of exactEarth’s balance sheet, has been reclassified to contract assets.
h.
exactEarth’s balance for accrued wages and benefits of $2.0 million previously disclosed as a component of the accounts payable and accrued expense FSLI, has been reclassified to a separate accrued wages and benefits FSLI.
i.
Prior to the adjustment described in Note 3(i), exactEarth’s balance for deferred revenue of $2.2 million previously disclosed as a separate FSLI on exactEarth’s balance sheet, has been reclassified to the contract liabilities, current portion FSLI.
j.
exactEarth’s balance for loans payable of $4.0 million previously disclosed as a separate FSLI on exactEarth’s balance sheet, has been reclassified to the long-term debt, non-current FSLI.
k.
exactEarth’s balance for prepaid expenses and other current assets of $1.2 million and $0.3 million, respectively, previously disclosed as separate FSLIs on exactEarth’s balance sheet have been reclassified to the prepaid expenses and other current assets FSLI.
l.
exactEarth’s balance for accounts payable of $0.3 million previously disclosed as a component of the accounts payable and accrued expenses FSLI, has been reclassified to a separate accounts payable FSLI.
m.
exactEarth’s balance for other accrued expenses of $1.9 million previously disclosed as a component of the accounts payable and accrued expense FSLI, has been reclassified to a separate other accrued expenses FSLI.